Exhibit 15.2

[Letterhead of Commerce & Finance Law Offices]

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add: beijing@tongshang.com Website: www.tongshang.com.cn

June 13, 2008

CNinsure Inc.

21/F, Yinhai Building

No. 299 Yanjiang Zhong Road

Guangzhou, Guangdong 510110

People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Risk Factors”, “Regulations” and “Organizational Structure” in CNinsure Inc.’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices